EX 99.28(d)(1)(xii)

Amendment to

Amended and Restated Investment Advisory

and Management Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust, a Massachusetts business trust (the “Trust”) and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Adviser”).

Whereas, the Trust and the Adviser (the “Parties”) entered into an Amended and Restated Investment Advisory and Management Agreement effective as of the 1st day of July, 2013, as amended (the “Agreement”), whereby the Adviser agreed to provide certain investment advisory services to several separate series of shares (each a “Fund”) of the Trust, as listed on Schedule A of the Agreement.

Whereas, fee reductions for the following fund has been approved by the Board of Trustees of the Trust, effective July 1, 2017:

JNL/Harris Oakmark Global Equity Fund.

Whereas, pursuant to the approval of the fee reductions, as outlined above, the Parties have agreed to amend Schedule B of the Agreement, effective July 1, 2017, to update the fees for the JNL/Harris Oakmark Global Equity Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 1, 2017, attached hereto.

2)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective July 1, 2017.

JNL Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule B
Dated July 1, 2017
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/American Funds Balanced Fund	$0 to $500 million Over $500 million	.65% .60%
JNL/American Funds Balanced Allocation Fund	$0 to $1 billion Over $1 billion	.300% .275%
JNL/American Funds Blue Chip Income and Growth Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/American Funds Global Bond Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/American Funds Global Small Capitalization Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL/American Funds Growth Allocation Fund	$0 to $1 billion Over $1 billion	.300% .275%
JNL/American Funds Growth-Income Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/American Funds International Fund	$0 to $1 billion Over $1 billion	.85% .80%
JNL/American Funds New World Fund	$0 to $1 billion Over $1 billion	1.05% 1.00%
JNL Multi-Manager Alternative Fund	$0 to $1 billion Over $1 billion	1.30% 1.25%
JNL Multi-Manager Mid Cap Fund	$0 to $500 million $500 million to $1 billion Over $1 billion	.75% .725% .70%
JNL Multi-Manager Small Cap Growth Fund	$0 to $100 million $100 million to $500 million Over $500 million	.75% .70% .65%
JNL Multi-Manager Small Cap Value Fund	$0 to $200 million $200 million to $500 million Over $500 million	.85% .77% .75%
JNL Institutional Alt 20 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL Institutional Alt 35 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL Institutional Alt 50 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL Alt 65 Fund	$0 to $500 million Over $500 million	.15% .10%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/AB Dynamic Asset Allocation Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL/AQR Large Cap Relaxed Constraint Equity Fund	$0 to $300 million Over $300 million	.80% .75%
JNL/AQR Managed Futures Strategy Fund	$0 to $500 million $500 million to $1 billion Over $1 billion	.95% .90% .85%
JNL/BlackRock Natural Resources Fund	$0 to $300 million Over $300 million	.70% .60%
JNL/BlackRock Global Allocation Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL/BlackRock Large Cap Select Growth Fund	$0 to $150 million $150 million to $500 million $500 million to $750 million Over $750 million	.70% .65% .60% .55%
JNL/Boston Partners Global Long Short Equity Fund	$0 to $1 billion Over $1 billion	1.20% 1.15%
JNL/Brookfield Global Infrastructure and MLP Fund	$0 to $1 billion Over $1 billion	.80% .75%
JNL/Causeway International Value Select Fund	$0 to $150 million $150 million to $500 million Over $500 million	.70% .65% .60%
JNL/Crescent High Income Fund	$0 to $1 billion Over $1 billion	.65% .60%
JNL/DFA Growth Allocation Fund	$0 to $1 billion Over $1 billion	.30% .275%
JNL/DFA Moderate Allocation Fund	$0 to $1 billion Over $1 billion	.30% .275%
JNL/DFA U.S. Core Equity Fund	$0 to $100 million $100 million to $300 million Over $300 million	.65% .60% .55%
JNL/DoubleLine® Emerging Markets Fixed Income Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/DoubleLine® Shiller Enhanced CAPE® Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/FPA + DoubleLine® Flexible Allocation Fund	$0 to $1 billion $1 billion to $2 billion Over $2 billion	.85% .80% .75%
JNL/Franklin Templeton Founding Strategy Fund	All Assets	0%
JNL/Franklin Templeton Global Fund	$0 to $300 million $300 million to $500 million Over $500 million	.75% .65% .60%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Franklin Templeton Global Multisector Bond Fund	$0 to $1 billion $1 billion to $2 billion Over $2 billion	.70% .65% .60%
JNL/Franklin Templeton Income Fund	$0 to $100 million $100 million to $200 million $200 million to $500 million Over $500 million	.80% .75% .65% .60%
JNL/Franklin Templeton International Small Cap Growth Fund	$0 to $500 million Over $500 million	.925% .875%
JNL/Franklin Templeton Mutual Shares Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/Goldman Sachs Core Plus Bond Fund	$0 to $500 million $500 million to $1 billion Over $1 billion	.60% .55% .50%
JNL/Goldman Sachs Emerging Markets Debt Fund	$0 to $200 million $200 million to $1 billion Over $1 billion	.75% .70% .675%
JNL/Harris Oakmark Global Equity Fund	$0 to $250 million $250 million to $1 billion Over $1 billion	.850% .825% .80%
JNL/Invesco China-India Fund	$0 to $500 million Over $500 million	.90% .85%
JNL/Invesco Global Real Estate Fund	$0 to $50 million Over $50 million	.75% .70%
JNL/Invesco International Growth Fund	$0 to $150 million $150 million to $500 million Over $500 million	.70% .65% .60%
JNL/Invesco Mid Cap Value Fund	$0 to $50 million $50 million to $250 million Over $250 million	.75% .70% .65%
JNL/Invesco Small Cap Growth Fund	$0 to $300 million Over $300 million	.85% .80%
JNL/JPMorgan MidCap Growth Fund	$0 to $250 million $250 million to $750 million $750 million to $1,500 million Over $1,500 million	.70% .65% .60% .55%
JNL/JPMorgan U.S. Government & Quality Bond Fund	$0 to $150 million $150 million to $300 million $300 million to $500 million Over $500 million	.50% .45% .40% .35%
JNL/Lazard Emerging Markets Fund	$0 to $100 million $100 million to $250 million Over $250 million	1.00% .90% .85%
JNL/Mellon Capital 10 x 10 Fund	All assets	0%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Index 5 Fund	All assets	0%
JNL/Mellon Capital Emerging Markets Index Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/Mellon Capital European 30 Fund	$0 to $50 million $50 million to $100 million Over $100 million	.37% .31% .28%
JNL/Mellon Capital MSCI KLD 400 Social Index Fund	$0 to $1 billion Over $1 billion	.35% .30%
JNL/Mellon Capital Pacific Rim 30 Fund	$0 to $50 million $50 million to $100 million Over $100 million	.37% .31% .28%
JNL/Mellon Capital S&P 500 Index Fund	$0 to $500 million $500 million to $750 million $750 million to $3 billion Over $3 billion	.28% .24% .23% .22%
JNL/Mellon Capital S&P 400 MidCap Index Fund	$0 to $500 million $500 million to $750 million $750 million to $3 billion Over $3 billion	.29% .24% .23% .22%
JNL/Mellon Capital Small Cap Index Fund	$0 to $500 million $500 million to $750 million $750 million to $3 billion Over $3 billion	.29% .24% .23% .22%
JNL/Mellon Capital International Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.30% .25% .24%
JNL/Mellon Capital Bond Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.30% .25% .24%
JNL/Mellon Capital Utilities Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/MFS Mid Cap Value Fund	$0 to $100 million Over $100 million	.75% .70%
JNL/MMRS Conservative Fund	$0 to $1 billion Over $1 billion	.30% .25%
JNL/MMRS Growth Fund	$0 to $1 billion Over $1 billion	.30% .25%
JNL/MMRS Moderate Fund	$0 to $1 billion Over $1 billion	.30% .25%
JNL/Neuberger Berman Strategic Income Fund	$0 to $500 million $500 million to $1 billion Over $1 billion	.60% .55% .50%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Oppenheimer Emerging Markets Innovator Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
JNL/Oppenheimer Global Growth Fund	$0 to $300 million Over $300 million	.70% .60%
JNL/PIMCO Real Return Fund	$0 to $1 billion Over $1 billion	.50% .475%
JNL/PIMCO Total Return Bond Fund	$0 to $3 billion Over $3 billion	.50% .49%
JNL/PPM America Floating Rate Income Fund	$0 to $500 million $500 million to $1 billion Over $1 billion	.65% .60% .55%
JNL/PPM America High Yield Bond Fund	$0 to $150 million $150 million to $500 million Over $500 million	.50% .45% .425%
JNL/PPM America Mid Cap Value Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/PPM America Small Cap Value Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/PPM America Total Return Fund	$0 to $1 billion Over $1 billion	.50% .45%
JNL/PPM America Value Equity Fund	$0 to $300 million Over $300 million	.55% .50%
JNL/Red Rocks Listed Private Equity Fund	$0 to $200 million Over $200 million	.85% .80%
JNL/Scout Unconstrained Bond Fund	$0 to $1 billion Over $1 billion	.65% .60%
JNL/T. Rowe Price Established Growth Fund	$0 to $150 million $150 million to $500 million Over $500 million	.65% .60% .55%
JNL/T. Rowe Price Mid-Cap Growth Fund	$0 to $150 million Over $150 million	.75% .70%
JNL/T. Rowe Price Short-Term Bond Fund	$0 to $250 million $250 million to $1.5 billion Over $1.5 billion	.45% .40% .375%
JNL/T. Rowe Price Value Fund	$0 to $150 million $150 million to $500 million Over $500 million	.70% .65% .60%
JNL/Westchester Capital Event Driven Fund	$0 to $1 billion Over $1 billion	1.10% .95%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/WMC Balanced Fund	$0 to $50 million $50 million to $150 million $150 million to $300 million $300 million to $500 million Over $500 million	.55% .50% .475% .45% .425%
JNL/WMC Government Money Market Fund	$0 to $500 million Over $500 million	0.28% 0.25%
JNL/WMC Value Fund	$0 to $300 million $300 million to $500 million Over $500 million	.55% .50% .45%
JNL/S&P Competitive Advantage Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Dividend Income & Growth Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Intrinsic Value Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Total Yield Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Mid 3 Fund	$0 to $1 billion Over $1 billion	.50% .45%
JNL/S&P International 5 Fund	$0 to $1 billion Over $1 billion	.45% .40%
JNL/S&P 4 Fund	All Assets	0%
JNL/S&P Managed Aggressive Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Conservative Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Moderate Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Moderate Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL Disciplined Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL Disciplined Moderate Fund	$0 to $500 million Over $500 million	.13% .08%
JNL Disciplined Moderate Growth Fund	$0 to $500 million Over $500 million	.13% .08%